Each of the following investors is a party to the Securities Purchase Agreement referenced in Exhibit 10.1 and the Registration Rights Agreement referenced in Exhibit 10.2. Each of the following investors also received a Warrant A substantially in the form referenced in Exhibit 4.1.2, a Warrant B substantially in the form referenced in Exhibit 4.2.2 and an Additional Warrant substantially in the form referenced in Exhibit 4.3.2.

Investor	Shares Purchased	A Warrants	B Warrants	Additional Warrants
Otago Partners, LLC	152,439	53,354	45,732	16,006
Special Situations Fund III QP, L.P.	1,014,634	355,122	304,390	106,537
Special Situations Cayman Fund, L.P.	390,244	136,585	117,073	40,976
Special Situations Fund III, L.P.	97,561	34,146	29,268	10,244
Special Situations Technology Fund II, LP	370,732	129,756	111,220	38,927
Special Situations Technology Fund LP	78,049	27,317	23,415	8,195
Hudson Bay Fund LP	439,024	153,658	131,707	46,098
Hudson Bay Overseas Fund Ltd	475,610	166,464	142,683	49,939
Iroquois Master Fund Ltd	2,012,195	704,268	603,659	211,280
Highbridge International LLC	457,317	160,061	137,195	48,018
Rockmore Investment Master Fund Ltd	609,756	213,415	182,927	64,024